UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 23, 2016

SYSCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX		77077-2099
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into Material Definitive Agreement.

On June 23, 2016, Sysco Corporation (“Sysco”) issued €500,000,000 aggregate principal amount of its 1.250% Senior Notes due 2023 (the “Notes”). The Notes were sold in an underwritten public offering pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated June 14, 2016, among Sysco, the Guarantors named on Schedule I thereto (the “Guarantors”), and Deutsche Bank AG, London Branch, Goldman, Sachs & Co., HSBC Bank plc and J.P. Morgan Securities plc, as representatives of the several underwriters listed in Schedule II thereto (the “Underwriters”), previously filed with the Securities and Exchange Commission.

Sysco intends to use the net proceeds from the offering to pay a portion of the purchase price for the acquisition of Cucina Lux Investments Limited, the holding company for Brakes Group, a leading European foodservice distributor with operations in the United Kingdom, Ireland, France, Sweden, Spain, Belgium and Luxembourg (the “Brakes Group acquisition”), which includes repayment of approximately $2.3 billion of indebtedness of Brakes Group. The Brakes Group acquisition is expected to close in early July 2016.

The Notes are being offered and sold under a Registration Statement on Form S-3 (Registration No. 333-206568) and are described in a Prospectus Supplement dated June 14, 2016. The notes initially are fully and unconditionally guaranteed by Sysco’s direct and indirect wholly owned subsidiaries that guarantee Sysco’s other senior notes issued under the indenture governing the Notes or any of Sysco’s other indebtedness. Interest on the Notes will be paid annually on June 23, beginning June 23, 2017. The terms of the Notes are more fully described in the Thirtieth Supplemental Indenture, dated as of June 23, 2016 (the “Supplemental Indenture”), among Sysco, as Issuer, the Guarantors, The Bank of New York Mellon Trust Company, N.A., as successor trustee, registrar and New York paying agent and transfer agent (the “Trustee”), and The Bank of New York Mellon, London Branch, as London paying agent and transfer agent. The Supplemental Indenture was entered into in accordance with the provisions of the Indenture dated as of June 15, 1995 between Sysco and the Trustee, as amended and supplemented by the Thirteenth Supplemental Indenture dated as of February 17, 2012 among Sysco, the Guarantors and the Trustee.

At Sysco’s option, any or all of the Notes may be redeemed, in whole or in part, at any time prior to maturity. If Sysco elects to redeem the Notes before the date that is two months prior to the maturity date, Sysco will pay an amount equal to the greater of 100% of the principal amount of the Notes to be redeemed or the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed. If Sysco elects to redeem the Notes on or after the date described in the preceding sentence, Sysco will pay an amount equal to 100% of the principal amount of the Notes to be redeemed. Sysco will pay accrued and unpaid interest on the Notes redeemed to the redemption date.

The foregoing descriptions of the Supplemental Indenture and the terms of the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Supplemental Indenture and the form of the Notes, which are filed as exhibits to this Current Report on Form 8-K.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Thirtieth Supplemental Indenture dated as of June 23, 2016 among Sysco, the Guarantors, the Trustee and The Bank of New York Mellon, London Branch, as London paying agent and transfer agent relating to the Notes

4.2	Form of 1.250% Senior Note due 2023 (included as Annex A to Exhibit 4.1 above)

5.1	Opinion of Bracewell LLP

23.1	Consent of Bracewell LLP (included in Exhibit 5.1 above)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: June 23, 2016	By:	/s/ Russell T. Libby
Russell T. Libby
Executive Vice President,
Administration and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Thirtieth Supplemental Indenture dated as of June 23, 2016 among Sysco, the Guarantors, the Trustee and The Bank of New York Mellon, London Branch, as London paying agent and transfer agent relating to the Notes

4.2	Form of 1.250% Senior Note due 2023 (included as Annex A to Exhibit 4.1 above)

5.1	Opinion of Bracewell LLP

23.1	Consent of Bracewell LLP (included in Exhibit 5.1 above)